UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2009
GENOMIC HEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51541 (Commission File Number)	77-0552594 (I.R.S. Employer Identification No.)

301 Penobscot Drive Redwood City, California (Address of principal executive offices)	94063 (Zip Code)
(650) 556-9300
(Registrant’s telephone number,
including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the Annual Meeting of Stockholders of Genomic Health, Inc. (the “Company”), held on June 8, 2009 (the “Annual Meeting”), the Company’s stockholders approved (i) an increase in the number of shares of the Company’s common stock authorized for issuance under the Company’s 2005 Stock Incentive Plan (the “Plan”) by 3,980,000 shares, increasing the aggregate number of shares of common stock authorized for issuance under the Plan from 5,000,000 shares to 8,980,000 shares, (ii) the extension of the term under which awards may be granted under the Plan until January 27, 2019, and (iii) the material terms of the Plan to preserve corporate income tax deductions that may otherwise be disallowed pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.
Item 8.01 Other Events.
At the Annual Meeting, the Company’s stockholders elected Randal W. Scott, Ph.D., Kimberly J. Popovits, Julian C. Baker, Brook H. Byers, Fred E. Cohen, M.D., D.Phil., Samuel D. Colella, Ginger L. Graham, Randall S. Livingston and Woodrow A. Myers, Jr., M.D. as directors of the Company, all of whom were nominated by the board of directors of the Company and named in the Company’s proxy statement for the Annual Meeting.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: June 10, 2009

GENOMIC HEALTH, INC.
By:	/s/ G. Bradley Cole
G. Bradley Cole
Chief Operating Officer and Chief Financial Officer

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